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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Northrim Bancorp Inc.

We consent to incorporation by reference of our report dated January 12, 2001, on the consolidated balance sheets of Northrim Bank as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000 which appear in the December 31, 2000 annual report on Form 10-K of Northrim Bank.

/s/ KPMG LLP
Anchorage, Alaska February 21, 2002

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Exhibit 23.2 INDEPENDENT AUDITOR'S CONSENT